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                                                                   EXHIBIT 23(a)

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Allied Holdings, Inc.

We consent to the incorporation by reference in the registration statement on Form S-8 of Allied Holdings, Inc. of our report dated February 17, 2003 with respect to the consolidated balance sheet of Allied Holdings, Inc. and subsidiaries as of December 31, 2002 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2002, and the financial statement schedule. Our report refers to a change in accounting to adopt the provisions of statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets in 2002.

Our report refers to our audit of the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, to revise the 2001 and 2000 consolidated financial statements, as described in Note 7 to the consolidated financial statements. However, we were not engaged to audit, review or apply any procedures to the 2001 and 2000 consolidated financial statements other than with respect to such disclosures.

                                            /s/ KPMG LLP






Atlanta, Georgia
July 30, 2003